UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Blvd., Suite 285
Roseville, California 95661-3888
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation udder an Off-Balance Sheet Arrangement.

On March 25, 2014, Solar Power, Inc. (the “Company”) received notice from Cathay Bank stating that the Company is in default under the Business Loan Agreement dated December 26, 2011 and as amended on January 2, 2013 (the “Loan Agreement”) due to (i) the Company failing to make payments as due pursuant to the Loan Agreement and pursuant to the forbearance agreements entered into between the parties, and (ii) the guarantor, LDK Solar Co., Ltd., the majority shareholder of the Company, filing a Winding Up Petition in the Financial Services Division of the Grand Court of the Cayman Islands on February 24, 2014. Based on these events of default, Cathay Bank has accelerated the entire principal balance due under the Loan Agreement. The Company owes approximately $4.25 million under the Loan Agreement, plus accrued interest and fees. The balance under the Loan Agreement will continue to incur interest at 11 percent per year. The Loan Agreement is secured against the personal property assets of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: March 31, 2014	/s/ Charlotte Xi
Charlotte Xi
Interim Chief Financial Officer

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